AMENDED AND RESTATED BYLAWS
                                      OF
                         YOCREAM INTERNATIONAL, INC.

                                  ARTICLE I
                                   OFFICES

             Section 1.1 Principal Office. The corporations principal office in the State of Oregon shall be located at 5858 N.E. 87th, Portland, Oregon 97220-1312. The corporation may have such other offices, either within or without the State of Oregon, as the board of directors may designate or as the business of the corporation may from time to time require.

             Section 1.2    Registered Office.   The registered office of the
corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the corporations principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the board of directors.

                                  ARTICLE II
                                 SHAREHOLDERS

            Section 2.1 Annual Meetings. The annual meeting of the shareholders shall be held on the third Wednesday of April each year at the hour of 10:00 a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Failure to hold an annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation, nor shall it affect the validity of any corporate action.

            Section 2.2 Failure to Hold Annual Meeting. If the annual meeting is not held at the designated time, the chairman or the board of directors may call the annual meeting at a time fixed by them not more than sixty (60) days after such designated time by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at the designated time or during the sixty-day period thereafter, the annual meeting may be called by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. In such event, notice shall be given not more than fifteen (15) days after the expiration of such sixty-day period. Such notice shall fix the time of the meeting at the earliest date permissible under the applicable notice requirements.

            Section 2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman or by the board of directors, and shall be called by the chairman at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

            Section 2.4 Place of Meeting. The board of directors may designate any place, either within or without the State of Oregon, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any place, either within or without the State of Oregon, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the principal office of the corporation in the State of Oregon.

            Section 2.5 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholders address as it appears on the stock transfer books of the corporation, with first class postage paid.

            Section 2.6 Closing of Transfer Books Or Fixing of Record Date. For the purposes of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment of such meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not fewer than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day before the first notice is delivered to the shareholders, or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting, unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

            Section 2.7 Shareholders List for Meeting. The officer or agent having charge of the stock transfer books for shares of the corporation shall prepare, at least ten (10) days before each meeting of shareholders, an alphabetical list of the names of all shareholders that are entitled to notice of the meeting, which list shall be arranged by voting group and shall show the address of and the number of shares held by each shareholder. This shareholders list shall be kept on file at the corporations principal office, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the date of the meeting. Any shareholder, or any shareholders agent or attorney, shall be entitled on written demand to inspect this shareholders list during regular business hours during the period it is on file at the corporations principal office. This shareholders list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books, or to vote at any meeting of shareholders.

            Section 2.8 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum is present or represented. At such adjourned meeting during which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            Section 2.9 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholders duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

            Section 2.10 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The vote of the holders of a majority of the shares present and entitled to vote at any duly organized meeting shall decide any question, unless the vote of a greater number shall be required by law or the articles of incorporation. No cumulative voting for directors shall be permitted.

            Section 2.11 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

            Shares held by a personal representative, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such persons name. Shares standing in the name of a trustee or custodian may be voted by such person, either in person or by proxy, but no trustee or custodian shall be entitled to vote shares held by such person without a transfer of such shares into such persons name.

            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without their transfer into the receivers name if authority to so vote is contained in an appropriate order of the court by which such receiver was appointed.

            A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

            Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

            Section 2.12 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter of the action.

                                 ARTICLE III
                              BOARD OF DIRECTORS

            Section 3.1 General Powers. The business and affairs of the corporation shall be managed by its board of directors.

            Section 3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than six nor more than nine. Each director shall hold office until the directors successor shall have been duly elected and qualified. Directors need not be residents of the State of Oregon or shareholders of the corporation.

            Section 3.3 Classified Board. The board of directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board of directors permits. One class will stand for election at each annual meeting of the shareholders, with each class standing for election every third year. The initial directors in the first group (class 1 directors) shall hold office for a term expiring at the first annual meeting of the shareholders of the corporation, initial directors in the second group (class 2 directors) shall hold office for a term expiring at the next following annual meeting of shareholders, and initial directors in the third group (class 3 directors) shall hold office for a term expiring at the second following annual meeting of the shareholders.

            Each director shall be elected to hold office for a term of three years, and until his or her successor has been elected and qualified, subject to prior death, resignation or removal, such term to expire on the date of the third annual meeting of shareholders following the election of the class of directors to which such director belongs. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. No fewer than two or no more than five directors shall have terms expiring in the same year, and in any event, the number of directors whose terms expire in any one year shall be less than one half of the total number of directors. At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election.

            As used in these bylaws, the term total number of directors, means the total number of directors that the corporation would have if there were no vacancies on the board of directors.

            In the event the total number of directors is less than six, the provisions this section 3.3 shall be inapplicable unless the Oregon Business Corporation Act allows for a classified board with less than six members.

            Section 3.4 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than such resolution.

            Section 3.5 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman or any director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Oregon, as the place of holding any special meeting of the board of directors called by him, her or them.

            Section 3.6 Telephone Conference Meeting. Any regular or special meeting of the board of directors may be by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

            Section 3.7 Notice of Meeting. Notice of any special meeting shall be given at least two (2) days prior to such meeting by written notice delivered personally or mailed to each director at the director=s business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first class postage paid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

            Section 3.8 Quorum. A majority of the members of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than a majority is present at a meeting, the director or directors present may adjourn the meeting from time to time without further notice.

            Section 3.9 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

            Section 3.10 Removal of Directors. Notwithstanding any other provision of the Articles of Incorporation or the bylaws of the corporation, any director of the corporation may be removed at any time only for cause, and except as otherwise required by law, only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to elect such director, at a meeting of the shareholders called for that purpose. For purposes of this Section 3.10, the term cause shall mean:

                     3.10.1 Indictment for a criminal offense constituting a
                            felony under applicable federal or state law;

                     3.10.2 By order of any federal or state regulatory agency
                            having jurisdiction over the corporation;

                     3.10.3 A finding by a court of competent jurisdiction that the director has engaged in fraudulent or dishonest conduct or gross abuse of authority with respect to the corporation;

                     3.10.4 Adjudication by a court of competent jurisdiction
                            that the director is liable for negligence or misconduct in the performance of the directors duties to the corporation in a manner of substantial importance to the corporation and such adjudication is final and not subject to appeal.

            Section 3.11 Vacancy on Board. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

                     3.11.1 The shareholders may fill the vacancy;

                     3.11.2 The board of directors may fill the vacancy; or

                     3.11.3 If the directors remaining in office constitute
                            fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

            Section 3.12 Compensation. By resolution of the board of directors, each director may be paid the directors expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

            Section 3.13 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken, unless:

                     3.13.1 The director objects at the beginning of the
                            meeting, or promptly upon the directors arrival, to holding the meting or transacting business at the meeting;

                     3.13.2 The directors dissent or abstention from the
                            action taken is entered in the minutes of the meeting; or

                     3.13.3 The director delivers written notice of dissent
                            or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

            Section 3.14 Action Without a Meeting. Any action that may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors.

            Section 3.15 Limitation of Liability. To the extent permitted by the Oregon Business Corporation Act, no director shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director.


                                  ARTICLE IV
                                   OFFICERS



            Section 4.1 Number. The officers of the corporation shall be a chief executive officer, president, one or more vice presidents (the number to be determined by the board of directors), a secretary and a chief financial officer, each of whom shall be elected by the board of directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

            Section 4.2 Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until the officers death or until he or she shall resign or shall have been removed in the manner provided in Section 4.3 of this Article IV. The election or appointment of an officer or agent shall not of itself create contract rights.

            Section 4.3 Removal. The board of directors may remove any officer at any time with or without cause, provided, however, the removal of an officer shall not offset the contract rights, if any, of the corporation or the officer.

            Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

            Section 4.5 Chairman of the Board and Chief Executive Officer. The chairman of the board and chief executive officer (referred to in these bylaws as the chairman) shall be a member of the board of directors. The chairman shall preside at all meetings of the shareholders and of the board of directors. The chairman shall vote all shares of stock in other corporations owned by the corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The chairman, as the chief executive officer of the corporation, shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the corporation. The chairman shall execute on behalf of the corporation all contracts, agreements and other instruments relating to the operation of the corporation which the board of directors has authorized to be executed. The chairman shall also execute stock certificates. The chairman shall perform such other duties as may be required by the board of directors.

            Section 4.6 President. It shall be the duty of the president in the absence of the chairman to preside at all meetings of the board of directors and of the shareholders. The president may execute on behalf of the corporation all contracts, agreements and other instruments relating to the operation of the corporation as authorized by the board of directors.
The president shall perform such other duties as may be required by the board of directors.

            Section 4.7 Vice President. In the absence of the president or in the event of the presidents death, inability or refusal to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in order of their election) shall perform the duties of the president, and when so acting, shall have all powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary; certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

            Section 4.8 Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c) be custodian of the corporate records; (d) keep a register of the mailing address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall be authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

            Section 4.9 Chief Financial Officer. The chief financial officer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (c) in general perform all of the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the chief financial officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

            Section 4.10 Salaries. The salaries of the chairman and the president shall be fixed from time to time by the board of directors. The salaries of any other officers shall be set by the chairman. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.


                                  ARTICLE V
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER



            Section 5.1 Certificates of Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president and by the secretary and shall be consecutively numbered or otherwise identified.
The name and address of each person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled.
No new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, it upon such terms and indemnity to the corporation as the board of directors may prescribe.

            Section 5.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record of such shares or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or his or her attorney so authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of any certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner of such shares for all purposes.

            Section 5.3 Restrictions on Transfer. No securities of the corporation and no certificate representing such securities shall be transferred:

                     5.3.1  In violation of any law;

                     5.3.2 In violation of any restriction on such transfer set forth in the Articles of Incorporation or amendments thereto; or

                     5.3.3 In violation of any restriction contained in any stock purchase or buy-sell agreement, right of first refusal or other agreement, which agreement has been filed with the corporation and, if any certificates have been issued, reference to which restriction is made on the certificates representing such securities. The corporation shall not be bound by any restriction not so filed and noted. The corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted on any such certificates, whether or not issued, and on any certificate issued in replacement or exchange.


                                  ARTICLE VI
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS



            Section 6.1    Contracts.   The board of directors may authorize
any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

            Section 6.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

            Section 6.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

            Section 6.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


                                 ARTICLE VII
                                  DIVIDENDS



            The board of directors may in the exercise of sound discretion, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Oregon Business Corporation Act.


                                 ARTICLE VIII
                                     SEAL



            The board of directors may provide a corporate seal which shall be circular in form and have inscribed on it the name of the corporation and the state of incorporation and the words Corporate Seal.


                                  ARTICLE IX
                               WAIVER OF NOTICE



            Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws, under the provisions of the Articles of Incorporation or under the provisions of the Oregon Business Corporation Act, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of the notice.


                                  ARTICLE X
                               INDEMNIFICATION



            Section 10.1 Any such person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified by the corporation against expenses (including attorneys fees), judgment, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding if he/she had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, nor, with respect to any criminal action or proceeding, that he/she had reasonable cause to believe that his/her conduct was unlawful.

            Section 10.2 Any such person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified by the corporation against expenses (including attorneys fees), actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, except that, no indemnification shall be made in respect to any claim, issue, or matters as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duties to the corporation; UNLESS AND ONLY to the extent that the court in which such action or suit was brought, or any other court with competent jurisdiction of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

            Section 10.3 When any director, officer, employee, or agent of the corporation shall have been successful in defending on the merits or otherwise any action, suit or proceeding referred to in Sections 10.1 or 10.2, or in defense of any claim, issue or matter herein, he/she shall indemnified against expenses (including attorneys fees) actually and reasonably incurred by him/her upon providing appropriate evidence and substantiation thereof to the board of directors.

            Section 10.4   Any other indemnification under Sections 10.1 and
10.2 (unless specifically ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee, or agent has met the applicable standards of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made:

                     10.4.1 By court order; or

                     10.4.2 By a majority vote of a quorum of the board of
                            directors consisting of directors who were not parties to such action, suit or proceeding; or

                     10.4.3 If such a quorum is not obtainable, or, even if
                            obtainable and a quorum of disinterested directors do direct, then by a majority of all directors based on a written opinion of independent counsel; or

                     10.4.4 By a vote of the majority of shareholders.

            Section 10.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding if authorized by the board of directors and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the corporation.

            Section 10.6 The indemnification provided by this Article shall not be deemed to be exclusive of any other right to which a person seeking indemnification may be entitled under the bylaws, agreement, vote of the shareholders or disinterested directors or otherwise (including without limitation any right to indemnification that a person may be entitled to under the Oregon Business Corporation Act), both as to action in his/her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, administrators, and assigns of such a person.


                                  ARTICLE XI
                              INTERESTED PARTIES



            A director of the corporation shall not be disqualified by the directors office from contracting with the corporation as vendor, purchaser or otherwise; nor shall any contract or arrangement entered into by or on behalf of the corporation in which any director is in any way interested be avoided on that amount, provided that such contract or arrangement shall have been approved or ratified by a majority of the board of directors without counting in such majority the director so interested, although such director may be counted toward a quorum, or shall have been approved or ratified by the affirmative action of a majority in number of shares of the corporation, and the interest shall have been disclosed or known to the approving or ratifying directors or shareholders.


                                 ARTICLE XII
                                  AMENDMENTS



            These bylaws may be altered, amended or repealed and new bylaws adopted by the board of directors by a majority vote of the full board at any regular or special meeting, subject to repeal or change by action of the shareholders.


                                 ARTICLE XIII
                              BOOKS AND RECORDS



            Section 13.1 Books on Account, Minutes and Stock Register. The corporation shall keep complete books and records of accounts and minutes of the proceedings of the board of directors and stockholders and shall keep at its registered office, its principal place of business, or at the office of its transfer agent a stock register giving the names of the stockholders in alphabetical order and giving their respective addresses and the number of shares held by each.

            Section 13.2 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the board of directors or stockholders, when certified by the president or secretary.

            I HEREBY CERTIFY that the foregoing Amended and Restated Bylaws of YOCREAM INTERNATIONAL, INC. were adopted at a meeting of the Board of Directors held _______________________, 2003.




                                    _________________________________
                                    James S. Hanna, Secretary